Exhibit 10.2

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT to EMPLOYMENT AGREEMENT (this “First Amendment”) is made as of February 21, 2020 (the “Effective Date”) by and between Esports Entertainment (Malta), Ltd., a Malta corporation (the “Company”), and Christopher Malone, (“Executive”).

WHEREAS, on November 16, 2018, the Company and Executive entered into that certain Employment Agreement (the “Employment Agreement”), pursuant to which Executive was employed as Chief Financial Officer of the Company; and

WHEREAS, the parties wish to amend the Employment Agreement to modify Executive’s position from that of Chief Financial Officer to that of Vice President of Finance; and

WHEREAS, the parties wish to amend certain terms of the Employment Agreement.

NOW THEREFORE, in consideration of the promises and mutual covenants contained herein for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby consent and agree as follows:

1.	All capitalized terms used, and not otherwise defined, herein, shall have the meanings ascribed to them in the Employment Agreement.

2.	Company and Executive agree that the first whereas of the Employment Agreement is hereby amended in its entirety to read as follows:

“WHEREAS, Executive is to be employed as Vice President of Finance of the Company and its subsidiaries; and”

3.	Company and Executive agree that Section 1(a) of the Employment Agreement is hereby amended in its entirety to read as follows:

“(a) During the Employment Term (as defined in Section 2 below), Executive shall serve as a Vice President of Finance of the Company and its subsidiaries. In this capacity Executive shall have such duties, authorities and responsibilities commensurate with the duties, authorities and responsibilities of persons in similar capacities in similarly sized companies and such other reasonable duties and responsibilities as the Chief Executive of the Company (the “CEO”), and the Chief Financial Officer of the Company (“CFO) shall designate. Executive shall report directly to the CFO. Executive shall obey the lawful directions of the CFO and shall use his diligent efforts to promote the interests of the Company and to maintain and promote the reputation thereof.”

4.	All other terms of the Employment Agreement shall remain unamended and in full force and effect.

5.	This First Amendment constitutes the entire agreement among the parties, and supersedes all prior and contemporaneous agreements and understandings of the parties, in connection with the subject matter of this First Amendment. No changes, modifications, terminations or waivers of any of the provisions hereof shall be binding unless in writing and signed by all of the parties thereto.

6.	This First Amendment may be executed in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. This First Amendment may also be executed by either party hereto by facsimile signature, which shall be deemed to be an original signature of such party hereon.

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IN WITNESS WHEREOF, the undersigned have executed and delivered this First Amendment as of the date first written above.

ESPORTS ENTERTAINMENT (Malta), Ltd.

/s/ Grant Johnson
By:	Grant Johnson
Title:	Chief Executive Officer

/s/ Christopher Malone
By:	Christopher Malone
Title:	Vice President of Finance